UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12255 El Camino Real, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 837-5863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 2, 2015, the Board of Directors of Retrophin, Inc. (the “Company”) appointed Timothy Coughlin to serve as a director of the Company, effective March 31, 2015. The appointment of Mr. Coughlin brings the Company’s total number of directors to six.

In accordance with the Company’s non-employee director compensation policy, upon his appointment as a director, Mr. Coughlin will be entitled to receive a nonqualified stock option to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant, and a restricted stock unit covering 20,000 shares of the Company’s common stock, each of which will vest and become exercisable over a three year period following the date of grant. Additionally, Mr. Coughlin will be entitled to receive a $45,000 annual retainer for his service as a director.

At each annual stockholder meeting following which Mr. Coughlin’s term as a director continues, Mr. Coughlin will be entitled to receive a nonqualified stock option to purchase 20,000 shares of the Company’s common stock, and a restricted stock unit covering 10,000 shares of the Company’s common stock, each which will vest and become exercisable over a one year period following the date of grant. Mr. Coughlin will also enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. Coughlin requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Coughlin can be found in the press release issued by the Company on March 4, 2015, a copy of which is attached hereto as Exhibit 99.1.

(e) On March 3, 2015, the Company’s Board of Directors met and approved the following:

•	Stephen Aselage, the Company’s Chief Executive Officer, was granted a performance-based cash bonus equal to $121,000;

•	Laura Clague, the Company’s Senior Vice President and Chief Financial Officer, was granted a performance-based cash bonus equal to $25,000, and had her annual base salary increased to $359,000;

•	Alvin Shih, M.D., the Company’s Executive Vice President of Research and Development, was granted a performance-based cash bonus equal to $118,250; and

•	Margaret Valeur-Jensen, Ph.D., the Company’s General Counsel, was granted a performance-based cash bonus equal to $25,000.

Additionally, on March 3, 2015, the Company’s Board of Directors approved, and the Company entered into, the following employment agreements.

CEO Employment Agreement

The Company entered into an Employment Agreement with Mr. Aselage (the “Aselage Employment Agreement”). Pursuant to the terms of the Aselage Employment Agreement, Mr. Aselage will receive an initial base salary of $480,000 per year, subject to annual adjustment by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), plus a discretionary annual bonus as determined by the Compensation Committee, with a bonus target currently set at 60% of his base salary. While Mr. Aselage will continue to be employed on an at-will basis, the Aselage Employment Agreement provides that in the event of his termination by the Company without cause or in the event of his termination due to a constructive termination, in exchange for a general release against the Company, Mr. Aselage will be entitled to severance benefits consisting of, among other things, (i) a cash compensation amount equal to his annual base salary plus annual target bonus, multiplied by 1.5, paid in equal installments over a period of 18 months, (ii) payment of the cost of COBRA coverage for a period of up to 18 months and (iii) acceleration of the vesting of all outstanding stock awards such that the amount of shares vested under such stock awards equals the number of shares that would have vested if Mr. Aselage had continued to render services to the Company for 18 months following his separation from service. Additionally, in connection with a change in control of the Company, if Mr. Aselage’s employment with the Company is terminated without cause or in the event of his termination due to a constructive termination, in exchange for a general release against the Company, Mr. Aselage will be entitled to severance benefits consisting of, among other things, (i) a cash compensation amount equal to his annual base salary plus annual target bonus, multiplied by 2, paid in a single lump-sum amount, (ii) payment of the cost of COBRA coverage for a period of up to 24 months and (iii) acceleration of the vesting of all outstanding stock awards such that all outstanding stock awards become fully vested.

Non-CEO Employment Agreements

The Company entered into separate Employment Agreements with each of Ms. Clague and Ms. Valeur-Jensen (collectively, the “Non-CEO Employment Agreements”). Pursuant to the terms of the Non-CEO Employment Agreements, Ms. Clague and Ms. Valeur-Jensen will receive an initial base salary of $359,000 and $425,000 per year, respectively, subject to annual adjustment by the Compensation Committee, plus a discretionary annual bonus as determined by the Compensation Committee, with a bonus target currently set at 50% of their base salary. While Ms. Clague and Ms. Valeur-Jensen will continue to be employed on an at-will basis, the Non-CEO Employment Agreements provide that in the event of their termination by the Company without cause or in the event of their termination due to a constructive termination, in exchange for a general release against the Company, Ms. Clague and Ms. Valeur-Jensen will each be entitled to severance benefits consisting of, among other things, (i) a cash compensation amount equal to their annual base salary plus annual target bonus, paid in equal installments over a period of 12 months, (ii) payment of the cost of COBRA coverage for a period of up to 12 months and (iii) acceleration of the vesting of all outstanding stock awards such that the amount of shares vested under such stock awards equals the number of shares that would have vested if Ms. Clague and Ms. Valeur-Jensen had continued to render services to the Company for 12 months following their separation from service, respectively. Additionally, in connection with a change in control of the Company, if Ms. Clague’s and Ms. Valeur-Jensen’s employment with the Company is terminated without cause or in the event of their termination due to a constructive termination, in exchange for a general release against the Company, Ms. Clague and Ms. Valeur-Jensen will each be entitled to severance benefits consisting of, among other things, (i) a cash compensation amount equal to their annual base salary plus annual target bonus, multiplied by 1.5, paid in a single lump-sum amount, (ii) payment of the cost of COBRA coverage for a period of up to 18 months and (iii) acceleration of the vesting of all outstanding stock awards such that all outstanding stock awards become fully vested.

The foregoing descriptions of the terms of the Aselage Employment Agreement and the Non-CEO Employment Agreements are qualified in their entirety by reference to the Aselage Employment Agreement and the Non-CEO Employment Agreements, which will be filed by the Company as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Retrophin, Inc. dated March 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: March 4, 2015	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer